CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Registration
Statement on Form S-8 (No. 33-56896) of John B. Sanfilippo & Son, Inc. of our report dated August 20, 1999 relating to the consolidated financial statements, which appears in the Annual Report to Stockholders which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated August 20, 1999 relating to the Financial Statement Schedule, which appears in this Form 10-K.

/s/ PRICEWATERHOUSECOOPERS LLP
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PricewaterhouseCoopers LLP
Chicago, Illinois
September 17, 1999